Exhibit 99.2
Media Contact:
Gregory Belloni (415) 235-9092
gregory.belloni@seagate.com

Investor Relations Contact:
Shanye Hudson (510) 661-1600
shanye.hudson@seagate.com
Seagate Announces Pricing of $1 Billion of Senior Unsecured Notes
FREMONT, CA — May 24, 2023 — Seagate HDD Cayman (the “Company”), a subsidiary of Seagate Technology Holdings plc (NASDAQ: STX) (“Seagate”), announced that it priced its earlier announced offering of $500 million aggregate principal amount of senior notes due 2029 (the “2029 Notes”) and $500 million aggregate principal amount of senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes were priced at 100% of the aggregate principal amount and will bear interest at a rate of 8.25% per annum. The 2031 Notes were priced at 100% of the aggregate principal amount and will bear interest at a rate of 8.50% per annum. The Notes will be guaranteed by Seagate and Seagate Technology Unlimited Company.
The Notes are being sold in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions under Regulation S under the Securities Act. The sale of the Notes is expected to close on May 30, 2023, subject to customary closing conditions.
The Company intends to use the net proceeds from the offering of the Notes to redeem in full its 4.875% Senior Notes due 2024 promptly following the offering, to repay $450.0 million in aggregate principal amount of the term loans outstanding under its credit agreement and for general corporate purposes, which may include repayment of other outstanding indebtedness, capital expenditures and other investments in the business.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
About Seagate
Seagate Technology crafts the sustainable datasphere, helping to maximize humanity’s potential by innovating world-class, precision-engineered mass-data storage and management solutions with a focus on deep-rooted partnerships. A global technology leader for nearly 45 years, the company has shipped over four billion terabytes of data capacity.
©2023 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the terms and conditions of, and completion of, the offering of the Notes and the use of proceeds therefrom, each as described above. The Company cannot assure that the offering will be consummated, nor can it guarantee the size or terms of the offering. Forward-looking statements generally can be identified by words such as “expects,” “intends, “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause the Company’s actual results to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the U.S. Securities and Exchange Commission. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.